                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               DOVER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            [DOVER CORPORATION LOGO]

                         ------------------------------

                    Notice Of Annual Meeting Of Stockholders
                         ------------------------------

                                                                  March 14, 2001

TO THE STOCKHOLDERS:

     Please take notice that the Annual Meeting of Stockholders of DOVER CORPORATION will be held at the 3rd Floor Board Room, Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19801, on April 24, 2001, at 10:00 A.M., for the following purposes:

     1. To elect nine directors;

     2. To transact such other business as may properly come before the meeting.

     Only holders of record of the outstanding common stock at the close of business on February 28, 2001 are entitled to notice of and to vote at the meeting or any adjournments thereof.

                    By authority of the Board of Directors,

                                                    ROBERT G. KUHBACH
                                                                       Secretary

     THIS YEAR DOVER IS PLEASED TO OFFER ITS STOCKHOLDERS THE CHOICE OF VOTING THEIR SHARES BY RETURNING THE ENCLOSED PROXY BY MAIL OR VIA A TOLL-FREE TELEPHONE NUMBER. INSTRUCTIONS FOR VOTING BY THESE TWO ALTERNATIVES ARE PRINTED ON THE ENCLOSED PROXY CARD.

                               DOVER CORPORATION

                                PROXY STATEMENT

                                    GENERAL

     This statement is furnished to the stockholders of Dover Corporation (hereinafter called the "Company" or "Dover"), whose principal executive offices are at 280 Park Avenue, New York, NY 10017, in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Meeting") to be held on April 24, 2001 or any adjournments thereof, for the purposes set forth in the notice of meeting. Dover will pay the reasonable and actual costs of soliciting proxies, but no amount will be paid to any officer or employee of Dover or its subsidiaries as compensation for soliciting proxies. In addition to solicitation by mail, Dover has retained Morrow & Co. to solicit brokerage houses and other custodians, nominees or fiduciaries and to send proxies and proxy material to the beneficial owners of such shares, at a cost not to exceed $12,000. This statement and the proxy form are being first sent to the stockholders on or about March 14, 2001.

     As of the close of business on February 28, 2001, the record date for determining stockholders eligible to vote at the Meeting, Dover had outstanding 203,297,745 shares of common stock. Each share of common stock is entitled to one vote on all matters.

     Dover will provide to each person solicited herein, on the written request of any such person, a copy of Dover's 2000 Annual Report on Form 10-K including the financial schedules thereto, filed with the Securities and Exchange Commission, all without charge (except that the Company may charge for any exhibit). A request for the Form 10-K should be directed to the Corporate Secretary at Dover's office, 280 Park Avenue, New York, NY 10017. A copy of the Form 10-K (without exhibits) may also be obtained from Dover's internet website, http://www.dovercorporation.com.

     The shares covered by each proxy will be voted for the election of the nine nominees for director or their substitutes as indicated below unless directed otherwise in the proxy in which case the shares will be voted as directed. The proxy also grants discretionary authority to the persons named as proxies in connection with other matters that may properly come before the Meeting to the full extent allowed by the rules under the Securities Exchange Act of 1934, as amended.

     Abstentions and broker non-votes will be included in determining whether a quorum exists at the Meeting. The election of directors requires a plurality of shares of common stock present in person or by proxy at the Meeting and entitled to vote thereon. Stockholders may not cumulate their votes. In determining whether a proposal specified in the notice of meeting has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal, except with respect to the election of directors where abstentions and broker non-votes will result in the respective nominees receiving fewer votes but will have no effect on the outcome of the vote.

     A person giving a proxy by mail or by telephone may revoke it at any time before it is exercised, by giving written notice to the Secretary of Dover at the address referred to above or by attending the Meeting and requesting in writing the cancellation of the proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is the ownership, as of February 28, 2001 (except as otherwise stated), of the number of shares and percentage of Company common stock beneficially owned by: (i) each Director and nominee for Director, (ii) each Executive Officer listed in the compensation table, (iii) all Directors, nominees and Executive Officers of Dover as a group and (iv) all persons or entities beneficially owning more than 5% of the outstanding Company common stock; each such entity reported beneficial ownership only of the shares held in accounts for which it was investment manager or investment advisor and disclaimed being part of a group for all purposes other than Securities and Exchange Commission reporting purposes. Unless otherwise indicated, the business address for all Directors and Executive Officers is c/o Dover Corporation, 280 Park Avenue, New York, NY 10017.

                                                         NUMBER OF SHARES(1)    PERCENTAGE
                                                         -------------------    ----------
David H. Benson........................................          12,800(2)        *
Lewis E. Burns.........................................         514,292           *
Jean-Pierre M. Ergas...................................          28,200(3)        *
Roderick J. Fleming....................................          10,800           *
Kristiane C. Graham....................................       1,712,232(4)        *
Rudolf J. Herrmann.....................................         179,737           *
James L. Koley.........................................          27,800(5)        *
Richard K. Lochridge...................................           5,450           *
John E. Pomeroy........................................         343,647           *
Thomas L. Reece........................................         758,057(6)        *
Gary L. Roubos.........................................         439,636(7)        *
Michael B. Stubbs......................................         324,238(8)        *
Jerry W. Yochum........................................         172,607           *
Directors and Executive Officers as a Group............       4,971,054            2.4%
G.E. Asset Management Incorporated.....................      10,975,693(9)         5.4%
  3003 Summer Street
  Stamford, CT 06904

---------------
 *  Less than one percent.

(1) Includes shares which are (a) owned by officers in the Company's Retirement Savings Plan, totaling 190,947 shares as of December 31, 2000 and (b) subject to options exercisable within 60 days for the following persons: Mr. Burns, 210,865 shares; Mr. Herrmann, 132,035 shares; Mr. Pomeroy, 209,689 shares; Mr. Reece, 448,085 shares; Mr. Roubos, 21,610 shares; Mr. Yochum, 137,262 shares; and all Directors and Executive Officers as a group, 1,405,097 shares.

(2) Includes 1,000 shares held by his spouse.

(3) Includes 20,000 shares held by a limited partnership of which Mr. Ergas is the Managing General Partner.

(4) Includes 1,287,968 shares held by a charitable foundation of which Ms. Graham is a director and 550 shares owned by her spouse, as to all of which shares she disclaims beneficial ownership, and 92,208 shares held by trusts of which she is co-trustee.

(5) Includes 1,000 shares held by his spouse and 4,000 shares held by a retirement plan as to which Mr. Koley is a co-trustee and beneficiary.

(6) Includes 75,410 shares held by his spouse.

(7) Includes 125,848 shares held by his spouse and 19,497 shares held by a limited liability company as to which he disclaims any beneficial interest.

(8) Includes 500 shares held by his spouse as to which Mr. Stubbs disclaims beneficial ownership, 17,500 shares held by a family trust, and 182,632 shares held by trusts of which Mr. Stubbs is a co-trustee and various members of his immediate family are beneficiaries. Excludes 2,368,728 shares held by trusts of which Mr. Stubbs or members of his immediate family are beneficiaries.

(9) Includes 4,825,721 shares owned by Trustees of General Electric Pension Trust for which G. E. Asset Management Incorporated ("GEAM") is the Investment Manager and 6,149,972 shares owned by certain other entities and accounts for which GEAM is Investment Advisor. GEAM is a wholly-owned subsidiary of General Electric Company ("GE"). GE disclaims beneficial ownership of all shares.

                            1. ELECTION OF DIRECTORS

     The persons named as proxies will vote the shares covered by a proxy for the election as directors of the nine nominees listed below unless directed otherwise in the proxy, in which case the shares will be voted as directed. If any such nominee for election is not for any reason a candidate for election at the Meeting, an event which management does not anticipate, the proxies will be voted for a substitute nominee or nominees as may be designated by the Board of Directors and for the others named below. All the nominees are presently directors. Each director elected at the Meeting will serve until the election and qualification of his or her successor.

     Directors will be elected by a plurality of the votes cast. Votes may be cast only for the nominees listed below. The accompanying proxy will be voted for the nominees in the absence of instructions to the contrary.

                                                                                           YEAR FIRST
                                          BUSINESS EXPERIENCE FOR PAST FIVE YEARS,           BECAME
           NAME AND AGE                 POSITIONS WITH DOVER, AND OTHER DIRECTORSHIPS       DIRECTOR
           ------------                 ---------------------------------------------      ----------
David H. Benson...................  Chairman, Charter European Trust Plc. (financial        1995
     63                             management); Chairman of The Charities Official
                                    Investment Fund; formerly Vice Chairman of The
                                    Kleinwort Benson Group, Plc.; Director of The Rouse
                                    Company (real estate development), Daniel Thwaites
                                    Plc. (beverage manufacturer), B. G. Plc. (British gas
                                    company) and Murray International Investment Trust
                                    (since October 1999; financial management).

Jean-Pierre M. Ergas..............  Chairman and Chief Executive Officer, BWAY              1994
     61                             Corporation (since January 2000; steel manufacturer);
                                    previously Executive Vice President, Europe, Alcan
                                    Aluminum, Ltd. (from 1996 through 1999; aluminum
                                    manufacturer); Director of ABC Rail Products
                                    Corporation (rail equipment manufacturer) and
                                    Brockway Standard Holdings Corporation (container
                                    manufacturer).

Roderick J. Fleming...............  Managing Partner, Fleming Family & Partners (since      1995
     47                             August, 2000); previously Chairman, Robert Fleming
                                    Holdings Ltd. (financial management); Chairman (since
                                    September 2000) and Director (since February 1996) of
                                    Ian Fleming (Glidrose) Publications, Ltd.; Director
                                    of Aurora Exploration and Development Corporation
                                    Ltd. (from 1992 through November 1999; natural
                                    resources), Updown Investment Company Ltd. (from 1994
                                    through 1999; financial management) and West Rand
                                    Consolidated Mines Limited (from 1994 through
                                    November 1999; natural resources).

Kristiane C. Graham...............  Private Investor.                                       1999
     43

                                                                                           YEAR FIRST
                                          BUSINESS EXPERIENCE FOR PAST FIVE YEARS,           BECAME
           NAME AND AGE                 POSITIONS WITH DOVER, AND OTHER DIRECTORSHIPS       DIRECTOR
           ------------                 ---------------------------------------------      ----------
James L. Koley....................  Chairman, Koley Jessen, P.C. (law firm); Chairman of    1989
     70                             the Board of Directors of Arts-Way Manufacturing Co.,
                                    Inc. (agricultural manufacturing).

Richard K. Lochridge..............  President, Lochridge & Company, Inc. (management        1999
     51                             consulting firm); Director of The Lowe's Company,
                                    Inc. (home improvement); PETsMART (pet supplies) and
                                    John H. Harland Company (financial marketing
                                    services).

Thomas L. Reece...................  Chairman of the Board (since May 1999), President and   1993
     58                             Chief Executive Officer of Dover.

Gary L. Roubos....................  Retired Chairman of the Board of Dover (through May     1976
     64                             1999); Director of Bell & Howell Company (information
                                    management) and Omnicom Group, Inc. (advertising).

Michael B. Stubbs.................  Private Investor; Director of Moore-Handley, Inc.       1999
     52                             (wholesale hardware distributor) and Lyons, Stubbs &
                                    Tompkins, Inc. (through 1996; investment advisors).

     During 2000, the Board of Directors held four meetings. The Board has three standing committees, namely an Audit Committee, a Compensation Committee and an Executive Committee. All directors were present at all Board meetings and the Committee meetings mentioned below except for Roderick Fleming who attended three Board of Directors meetings and one Audit Committee meeting.

     The Audit Committee is composed of five directors who are not employees of the Company. The functions of the Audit Committee consist of recommending annually to the Board of Directors the appointment of the independent auditors; reviewing with management and such auditors the audit plan and results of the auditing engagement; and reviewing management's program for ensuring the adequacy of Dover's system of internal accounting controls. See Audit Committee Report beginning on page 12. In 2000, the Audit Committee held two meetings. The members of the Audit Committee are James L. Koley (Chairman), David H. Benson, Roderick J. Fleming, Gary L. Roubos and Michael B. Stubbs.

     The Compensation Committee is composed of three directors who are not employees of the Company. The Compensation Committee approves compensation for executive officers, grants, awards and payouts under the stock option plan and performance program and compensation plan changes, and supervises the administration of the compensation plans. See Compensation Committee Report beginning on page 10. In 2000, the Compensation Committee held three meetings. The members of the Compensation Committee are Richard K. Lochridge (Chairman), Jean-Pierre M. Ergas and Kristiane C. Graham.

     The Executive Committee is composed of four directors. The Executive Committee is generally empowered to act unanimously on behalf of the Board and meets or otherwise takes action on an as needed basis between the regularly scheduled quarterly Board meetings. The Executive Committee held one meeting during 2000. The members of the Executive Committee are Gary L. Roubos (Chairman), Jean-Pierre M. Ergas, James L. Koley and Thomas L. Reece.

                            DIRECTORS' COMPENSATION

     Management directors receive no compensation for services as a director or as a member of any Committee. Under the Dover 1996 Non-Employee Directors' Stock Compensation Plan (the "Directors' Plan"), non-employee directors are granted 2,000 shares of the Company's common stock per year as their primary compensation for serving as directors. If any director serves for less than a full calendar year, the number of shares to be granted to that director for the year will be adjusted pro rata, based on the number of days he or she served as a Director during such year. For 2000, each non-employee director received 2,000 shares. Each non-employee director received a fee of $2,000 for serving on any of the Board Committees and also received $1,500 for each Board or Committee meeting attended.

     Each non-employee director may serve as a director of one of the Company's four independent subsidiary Boards, in which case he or she receives $1,500 for each subsidiary company board meeting attended. During 2000, David H. Benson, Kristiane C. Graham, James L. Koley and Michael B. Stubbs received $3,000, $4,500, $4,500 and $4,500, respectively, for attending such subsidiary board meetings.

     James L. Koley is Chairman of Koley Jessen, P.C., a Nebraska law firm which from time to time performs legal services on behalf of Dover.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table below shows all remuneration paid by Dover and its subsidiaries to the Chief Executive Officer and the four other most highly paid executive officers for services in all capacities for each of the three calendar years ended December 31, 2000.

                                                                            LONG-TERM
                                        ANNUAL COMPENSATION(1)             COMPENSATION
                                     ----------------------------   --------------------------
                                                                       AWARDS        PAYOUTS
                                                                    ------------   -----------
                                                                     SECURITIES     LONG-TERM
                                                                     UNDERLYING     INCENTIVE          ALL
             NAME AND                                                 OPTIONS         PLAN            OTHER
        PRINCIPAL POSITION           YEAR    SALARY      BONUS       (#)(2)(3)     PAYOUTS(4)    COMPENSATION(5)
        ------------------           ----   --------   ----------   ------------   -----------   ----------------
Thomas L. Reece....................  2000   $920,000   $1,250,000     165,073      $1,265,485        $  8,200
  Chairman, President and Chief      1999    850,000    1,100,000      85,280         427,442           8,000
  Executive Officer of Dover         1998    825,000      850,000     235,131       1,207,380           6,000
Lewis E. Burns.....................  2000    550,000      420,000      45,854         731,338           8,200
  Vice President of Dover;           1999    510,000      410,000      22,265         875,770           8,000
  Director and President of Dover    1998    495,000      375,000      25,822       1,035,868           4,000
  Industries, Inc.
Rudolf J. Herrmann.................  2000    500,000      340,000      39,893              --           4,200
  Vice President of Dover;           1999    480,000      310,000      18,786         191,536           7,000
  Director and President of Dover    1998    465,000      325,000      23,488         644,009           7,000
  Resources, Inc.
John E. Pomeroy....................  2000    575,000      525,000      52,732       1,055,225          21,125
  Vice President of Dover;           1999    520,000      440,000      23,540         546,805         102,250
  Director and President of Dover    1998    505,000      330,000      24,801         454,979          91,600
  Technologies, Inc.
Jerry W. Yochum....................  2000    535,000      410,000      44,707         736,147          13,770
  Vice President of Dover;           1999    490,000      390,000      21,453         667,984          13,570
  Director and President             1998    465,000      340,000      24,217         712,484          13,570
  of Dover Diversified, Inc.

---------------
(1) The bonus amount is determined as described in the Compensation Committee Report beginning on page 10 of this proxy statement. Cash bonuses for the calendar years shown have been listed for the year earned, and are generally paid in February of the following calendar year. Bonuses for 2000 paid to certain officers listed in this table were awarded under the Company's Executive Officer Annual Incentive Plan (the "Incentive Plan"). Perquisites and other personal benefits paid to each officer in each instance aggregated less than $50,000 or 10% of total salary plus bonus, and accordingly are omitted from the table.

(2) Awards are shown for services performed in the calendar year indicated but were granted in February of the following year.

(3) Mr. Reece's award for calendar year 1998 includes 144,839 option shares granted as a special, one-time bonus to reflect Mr. Reece's contribution to the successful sale of Dover's elevator operations, which closed on January 5, 1999.

(4) The payout amount is determined as described under Long-Term Incentive Plan Awards for Calendar Year 2001 on page 8. Amounts shown represent payouts for the three-year performance period ended with the year shown.

(5) Represents Company contributions to the Dover Retirement Savings Plan, Company payments to other defined contribution plans and Company paid life insurance premiums on split dollar term life insurance. For 2000, these amounts are detailed as follows:

                                                 DOVER       OTHER DEFINED
                                               RETIREMENT    CONTRIBUTION    INSURANCE
                    NAME                      SAVINGS PLAN       PLANS       PREMIUMS     TOTAL
                    ----                      ------------   -------------   ---------   -------
T. L. Reece.................................     $8,200        $     --       $   --     $ 8,200
L. E. Burns.................................      8,200              --           --       8,200
R. J. Herrmann..............................      4,200              --           --       4,200
J. E. Pomeroy...............................      4,125         17,000*           --      21,125
J. W. Yochum................................      8,200              --        5,570      13,770

---------------
     *  Contributed to Mr. Pomeroy's profit sharing account.

                               INCENTIVE PROGRAMS

     The Company has an Incentive Stock Option Plan and Cash Performance Program (the "Performance Plan"), adopted in 1995 (replacing a similar plan which expired in January 1995), which provides for stock options coordinated with cash performance awards. At the time of grant, allocations are made such that of each combined award, greater emphasis is given to cash performance awards at the operating level, and greater emphasis is given to stock options at the corporate level. Information on current grants and cash performance awards is given below. For payouts on prior awards under this program see the Summary Compensation Table on page 6.

                      OPTION GRANTS IN LAST CALENDAR YEAR

                         NUMBER OF      % OF TOTAL
                        SECURITIES        OPTIONS
                        UNDERLYING      GRANTED TO     EXERCISE                        GRANT DATE
                          OPTIONS      EMPLOYEES IN      PRICE                           PRESENT
        NAME           GRANTED(#)(1)   CALENDAR YEAR   ($/SHARE)    EXPIRATION DATE    VALUE($)(2)
        ----           -------------   -------------   ---------   -----------------   -----------
Thomas L. Reece......     85,280             9            $39      February 10, 2010   $1,106,934
Lewis E. Burns.......     22,265             2             39      February 10, 2010      289,000
Rudolf J. Herrmann...     18,786             2             39      February 10, 2010      243,842
John E. Pomeroy......     23,540             3             39      February 10, 2010      305,549
Jerry W. Yochum......     21,453             2             39      February 10, 2010      278,460

---------------
(1) All options shown were granted in 2000 for services performed in 1999 and correspond to the awards shown in the Summary Compensation Table for 1999. The options become exercisable on February 10, 2003. The awards made in February 2001 with respect to services performed in 2000 are shown in the Summary Compensation Table for 2000 on page 6.

(2) The grant date present values were determined using the Black-Scholes option pricing model applied as of the grant date. The assumptions used in applying this model were: expected life of 6 years; expected dividend yield of 1.18%; average stock price volatility of 22.57% and a risk-free interest rate of 6.91%, which represents the approximate yield of a zero coupon Treasury Bond on the date of grant with a maturity date similar to the assumed exercise period. This resulted in a discounted per share value of $12.98 (33.28% of the option price). The valuation model was not adjusted for risk of forfeiture or any vesting or transferability restrictions of the options, all of which would reduce the value of the options if factored into the calculation. The Black-Scholes model generates a theoretical value based on the assumptions stated above and this value is not intended to be used for predicting the future prices of the Company's common stock nor is there any assurance that the theoretical value or any other value will be achieved. The actual value of the options will depend on the future performance of the Company's common stock, the overall market conditions and the executive officer's continued service with the

    Company. The value ultimately realized by the executive officer will depend on the amount by which the market price of the Company's common stock on the date of exercise exceeds the exercise price.

  AGGREGATED OPTION EXERCISES IN LAST CALENDAR YEAR AND YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING               VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                             SHARES                               YEAR END(#)                 YEAR END($)(1)
                           ACQUIRED ON       VALUE        ---------------------------   ---------------------------
          NAME             EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   --------------   -----------   -------------   -----------   -------------
Thomas L. Reece..........        --      $           --     368,112        400,384      $7,357,585     $2,576,300
Lewis E. Burns...........        --                  --     189,286         69,666       4,473,916        358,204
Rudolf J. Herrmann.......     6,240             213,832     112,136         62,173       2,352,005        325,787
John E. Pomeroy..........        --                  --     187,076         70,954       4,467,009        355,379
Jerry W. Yochum..........        --                  --     117,492         65,440       2,482,648        334,166

---------------
(1) Calculated by determining the difference between the exercise price and the average of the high and low market price of Dover common stock (as reported on the New York Stock Exchange-Composite Transactions) for the exercise dates or December 31, 2000, as the case may be. The average of the high and low market price on December 31, 2000 was $39.9375.

             LONG-TERM INCENTIVE PLAN AWARDS FOR CALENDAR YEAR 2001

                                                                                       ESTIMATED FUTURE
                                                                    PERFORMANCE OR      PAYOUTS UNDER
                                                                     OTHER PERIOD         NON-STOCK
                                                  FEBRUARY 2001    UNTIL MATURATION      PRICE BASED
                      NAME                            AWARD           OR PAYOUT            PLANS(1)
                      ----                        -------------    ----------------    ----------------
Thomas L. Reece.................................    $432,000          2001-2003            $432,000
Lewis E. Burns..................................     470,000          2001-2003             470,000
Rudolf J. Herrmann..............................     408,900          2001-2003             408,900
John E. Pomeroy.................................     540,500          2001-2003             540,500
Jerry W. Yochum.................................     458,250          2001-2003             458,250

---------------
(1) The actual cash payout at the end of the three-year performance measurement period will be equal to the award amount multiplied by a percentage which is derived from a performance matrix, or table, which uses two performance parameters: (1)(a) real (inflation adjusted) growth in earnings per share, or (b) real growth in operating earnings; and (2)(a) return on equity, or
    (b) return on investment (ROI). Parameters (1)(a) and (2)(a) apply to Mr. Reece and other corporate officers and parameters (1)(b) and (2)(b) apply to the other four listed officers and those participating officers at independent subsidiaries and operating companies.

     There is no payout if growth in earnings is not achieved; there is no payout if return on equity or ROI is less than 10 percent. Moreover, the earnings in the base year (the year preceding the award year) from which earnings growth is measured may not be less than an amount equal to 10 percent of equity or 10 percent of invested capital.

     There is a $2 million limit on the amount of any annual individual payout, and the aggregate payout at each appropriate business unit may not exceed an amount equal to 30% of the average annual nominal earnings increase over the three-year performance period. The same plan is applied to three separate "Business Units" as follows: (a) the entire company for corporate officers, (b) the market segment subsidiaries for their respective officers, and (c) operating businesses for their respective officers.

     Given the foregoing, the range of payouts is large. For the past three years, the amounts shown in the Payout Column of the Summary Compensation Table represent percentage payouts from 0% to 414.9% of the award given three years prior to the year of the payout. Earned payouts may not exceed 1,562%. Given this range, it is difficult to forecast the required estimates called for by this column; the amounts shown above, payable in February 2004, represent payouts at the 100% level on the aforementioned matrix. This could be achieved with real average annual earnings growth of 7% and a ROI/Return on Equity of 13% over the three-year performance period, or various other similar combinations of growth and ROI. Actual payouts for the three-year performance period ended December 31, 2000 (shown on the Summary Compensation Table, on page 6) were: Mr. Reece 365.8%, Mr. Burns 196.6%, Mr. Pomeroy 270.7% and Mr. Yochum 216.0%.

                                RETIREMENT PLANS

     Dover has a number of defined benefit and defined contribution pension plans covering substantially all employees of the Company and its domestic and foreign subsidiaries. Dover also has unfunded supplemental executive retirement plans and other similar unfunded retirement programs ("SERPs") which provide supplemental retirement benefits for eligible employees including certain officers of Dover and its subsidiaries. These supplemental plans basically extend retirement benefits to cover compensation not covered by underlying qualified plans because of Federal statutory limitations. Pursuant to those plans, payments will be made at the appropriate time (e.g., retirement) to such officers and other plan participants.

     Benefits under various defined benefit and defined contribution plans and related SERPs are based generally upon (i) final average compensation, defined as the highest 60 months of compensation out of the last 120 months and (ii) the years of benefit service. The following table sets forth the aggregate estimated annual benefits payable upon normal retirement pursuant to the Company's retirement plans.

                               PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                             ----------------------------------------------------------
FINAL AVERAGE COMPENSATION      15         20          25           30           35
--------------------------      --         --          --           --           --
           800,000            240,000    320,000      400,000      480,000      480,000
           900,000            270,000    360,000      450,000      540,000      540,000
         1,000,000            300,000    400,000      500,000      600,000      600,000
         1,100,000            330,000    440,000      550,000      660,000      660,000
         1,200,000            360,000    480,000      600,000      720,000      720,000
         1,300,000            390,000    520,000      650,000      780,000      780,000
         1,400,000            420,000    560,000      700,000      840,000      840,000
         1,500,000            450,000    600,000      750,000      900,000      900,000
         1,600,000            480,000    640,000      800,000      960,000      960,000
         1,700,000            510,000    680,000      850,000    1,020,000    1,020,000
         1,800,000            540,000    720,000      900,000    1,080,000    1,080,000
         1,900,000            570,000    760,000      950,000    1,140,000    1,140,000
         2,000,000            600,000    800,000    1,000,000    1,200,000    1,200,000

     Compensation for plan purposes includes salary and annual bonus but excludes any payments or stock option awards under the Performance Plan. Generally, vesting of pension benefits occurs after completion of five years of employment subsequent to age 18. The table above shows the estimated annual benefit payable upon retirement on a straight life annuity basis to persons in the specified remuneration and years of service classifications. The years of covered employment for eligible persons named in the Summary Compensation Table are: Mr. Reece 35, Mr. Burns 41, Mr. Herrmann 12, Mr. Pomeroy 15 and Mr. Yochum
17. All of these persons are vested. The benefit amounts listed in the table include the annuitized portion of the defined contribution accumulation attributable to Company contributions and one half of the social security benefits to which the covered employee may be entitled.

                          CHANGE OF CONTROL PROVISIONS

     The Company has agreements with Mr. Reece and other officers including those shown on the Summary Compensation Table designed to encourage each such officer to continue to carry out his duties with the Company in the event of a potential change of control of the Company. For purposes of these agreements, a "change of control" occurs generally when (a) a person becomes beneficial owner of 20% or more of the Company's common stock, (b) as a result of a business combination or tender offer, a majority of the Board of Directors changes, or
(c) the stockholders approve a merger or other business combination, as a result of which the Company ceases to be an independent public company. The agreements provide that if within eighteen months following a change of control of the Company the officer's employment is terminated either by the Company for other than "cause" or "disability" or by such officer for "good reason" (all as defined in the agreements), then such officer will receive a lump sum payment equal to three times the highest base salary and annual bonus (but not any award under the Performance Plan or any other compensation) received by such officer in any of the most recent five years. The severance amounts to be paid may be subject to reduction if the officer, at the time of termination, is within 36 months from his normal retirement age. In addition, upon termination, all cash performance awards outstanding will immediately vest and be paid to the officer and all stock options will immediately vest and become exercisable. Also, in the event of a change of control, the present value of certain unfunded deferred compensation plans, including the Company's SERP plans, will be paid immediately to such officers in a lump sum.

     The Internal Revenue Code of 1986, as amended (the "Code"), imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation, and have an aggregate present value of more than three times the individual's annualized includable compensation for the base period, as defined in the Code. Although Dover payments would not be expected to reach this amount in most cases, if an individual became subject to the excise taxes, the Company would gross-up the individual's payments to make him or her whole.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is composed entirely of independent outside directors. The Compensation Committee approves compensation for executive officers, grants, awards and payouts under the stock option plan and performance program and compensation plan changes, and supervises the administration of the compensation plans. From time to time, most recently in 2000, the Committee reviews studies done by its independent compensation consultant as to the competitiveness of the Company's overall executive compensation program. The results of those reviews are reflected in this report.

A. EXECUTIVE COMPENSATION POLICY

     The Committee's basic overriding compensation principle is that compensation at the corporate level, the independent subsidiary level, and at the operating president level should generally be linked to Dover's total return to stockholders and should be competitive with other comparable companies. The Committee also believes that all compensation, i.e., annual, medium-term and long-term, should be closely aligned to the performance of the business over which the executive has the most control. This is done annually through salaries and bonuses, on a medium-term basis through three-year payout cash performance awards, and on a long-term basis through stock options. The relative "mix" of medium-term and long-term opportunity is adjusted in accordance with the breadth of the executive's responsibility across the organization, with increasingly larger percentages allocated to long-term reward potential through stock options in the case of those persons who are in positions to most materially affect the profitability and growth of the Company. In early 1999, the Performance Plan was amended to also allow the Committee to make restricted stock awards, with voting and dividend rights, that vest up to five years after grant. Restricted stock is generally not awarded except in connection with special or unusual circumstances. Cash performance awards and stock option grants are generally made on an annual basis although stock option grants can be made quarterly based on individual circumstances. However, to provide incentives to management to increase stockholder value over the medium and long-term, payouts on cash performance awards, if earned, occur three years later based on achieving certain performance goals for the three-year period; restricted stock vests up to five years after grant; and options generally have 10-year terms and are not exercisable until three years after their grant. With respect to pensions and other similar benefit programs, the Committee has set a target at the median of comparable companies. All compensation paid to the executive officers for 2000 qualified for deductibility for federal income tax purposes under Section 162(m) of the Code.

     Annual Compensation: The Committee reviews the Company's performance annually. As indicated above, the compensation programs of the Company are highly leveraged on the basis of performance. In setting compensation, the Company reviews the performance of the Company as compared to the companies in the Total Compensation Management database (the "TCM database"). Prior to 1999, the Company measured its performance against other companies in the Management Compensation Services Project 777 database (the "Project 777 database"). However, in 1999, the Project 777 database was merged into the TCM database, thereby providing a broader base of companies against which the Company now measures its performance. The Company has for years performed in the top quartile as measured by the Project 777 database, and continues to do so, as measured by the TCM database, which currently includes in excess of 40% of the manufacturing companies included in the Fortune 500 listings. The TCM database includes a substantially larger number of companies than the peer index group referred to in connection with the Stock Performance Graph below. The average rank of a company in the TCM database, which determines that company's overall standing, is the average of the following nine separate measurements: return on equity for one year and five years; return on capital for one year and five years; return on sales for the current year; return on assets for one year and five years; and total capital return for one and five years. As a result of the 2000 compensation review mentioned above, the Committee determined that as long as the Company continues to perform in the top quartile, salaries and bonuses will be targeted at the 62nd percentile for all company executives. Should the Company's performance fall below that level, compensation targets will be adjusted downward. Annual bonuses vary with annual performance based upon earnings growth, return on investment and achievement of special Company goals as well as the Committee's judgment of overall performance.

     In 1998, the Company adopted the Incentive Plan which is administered by the Committee. The Committee has discretion to select executive officers to participate in the Incentive Plan in any given year. Executive officers selected to participate in the Incentive Plan would receive their annual bonuses, if any, for that year under the terms of the Incentive Plan instead of the Company's traditional bonus program. In 2000, Messrs. Reece, Burns, Herrmann, Pomeroy and Yochum participated in the Incentive Plan, and will do so again in 2001.

     Long-Term Compensation: Dover's management, the Committee and the Board of Directors believe that tangible (cash) and intangible (stock) incentives should be provided to key management at each of the three levels within the Company (i.e., corporate, independent subsidiary and operating levels) over periods of time longer than one fiscal year, typically three years. Given the different levels and opportunities to impact Dover's long-term growth, and hence benefit Dover's stockholders, Dover has a long-term compensation program, the Performance Plan, which includes both stock-based awards and cash incentive awards.

     Only officers and executives who are in a position to affect materially the profitability and growth of the Company are eligible for stock options, restricted stock or cash incentive awards under the Performance Plan. Long-term awards under the Performance Plan are basically a "mix" of stock based and cash incentives, with operating management receiving a substantial percentage of their respective gain opportunity in the form of cash incentive awards, and the executive officers receiving a substantial portion of their opportunity in the form of stock based awards, usually stock options. Under the Performance Plan, the maximum award is calculated based on an individual's base salary, and in some cases, the most current annual cash bonus, which amount is then multiplied by pre-established factors to determine both the allocation of the award between cash and options and the value of the two. Once the value of the stock option grant is determined, the value is converted into a number of shares based on the fair market value of the Company's stock on the date of grant. The payout of cash incentive awards is conditional upon achievement of certain performance criteria over the three-year period commencing with the year of the award. For a discussion of the performance criteria with respect to cash incentive awards, see the Long-Term Incentive Plan Awards for Calendar Year 2001 table on page 8. The multiples for each award are set by the Committee. For the officers identified in the Summary Compensation Table above, in 2000 the cash incentive awards made were based on multiples ranging from .20 to .45, and the number of shares granted was based on multiples ranging from .90 to 1.65. The comparable multiples for the 2001 cash awards and share grants are .19 to .47 and 1.88 to 3.01, respectively. In all cases, these multiples were initially determined by the independent compensation consultant retained in 2000, and confirmed by the Compensation Committee. The new multiples in 2001 reflect the 2000 compensation review, which suggested increases based on a competitive analysis, and a shift in long term reward opportunity from cash to stock. It is anticipated that these multiples will be used for the next few years until the next full compensation review is conducted. Cash incentive awards are made annually for the three-year performance period commencing in that year and prior awards are not considered by the Committee when current awards are made. Likewise, the number of shares that may be granted to each participant is not limited (except that the Plan itself limits the maximum option grant to an individual in any given year to 600,000 shares) and prior grants are not considered by the Committee when current grants are awarded, although a schedule of outstanding stock options for executive officers is reviewed by the Committee. In 2000, the number of optionees granted shares under the Plan was 1.17% of the total number of Dover employees. The annual shares granted has averaged less than 1/2 of 1% of shares outstanding over the past five years and was also less than 1/2 of 1% in 2000. In 2001, that percentage will likely increase to approximately 1%. Dover expects that, except in cases of unusual need, shares acquired through options will be held by participants (or the participant's family members) for the duration of their employment with the Company.

B. CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee awarded Mr. Thomas L. Reece, Chief Executive Officer, a bonus of $1,250,000 for 2000, which was equal to 135.9% of his 2000 salary of $920,000. In addition, Mr. Reece was granted 165,073 option shares under the Performance Plan and a cash performance award of $432,000. The annual bonus amount was determined based upon: (a) outside independent compensation survey data, which places the compensation of Mr. Reece near the high end of the median range of the comparative group for companies of Dover's size; (b) the sales and earnings achieved in 2000; (c) the general business environment during 2000; and (d) a subjective judgment factor which is the prerogative of the Committee. The first three factors were given the greatest weight by the Committee.

Compensation Committee: Richard K. Lochridge (Chairman)
                             Jean-Pierre M. Ergas
                             Kristiane C. Graham

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors consists of non-employee directors that are independent as defined in Section 303.01 of the New York Stock Exchange Listing Standards with the exception of Mr. Gary L. Roubos who was appointed to the Audit Committee pursuant to the "override" provision of Section 303.02(D) of the New York Stock Exchange Listing Standards. Mr. Roubos was an employee of the Company until April 30, 1998, the Company's Chief Executive Officer until May 1994 and the Chairman of the Board of Directors through May 1999. With respect to Mr. Roubos' appointment, the Board of Directors has determined in its business judgment that because of Mr. Roubos' unique in-depth knowledge of the operations of the Company, his membership on the Audit Committee is necessary for the best interests of the Company and its stockholders. The Board of Directors adopted a written Audit Committee Charter on May 4, 2000, a copy of which is included as Appendix A to this proxy statement.

     The Audit Committee is responsible for the duties set forth in its charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. The Company's management has the responsibility for preparing the financial statements and implementing internal controls, and the Company's independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not the equivalent of an audit.

     In fulfilling its oversight responsibilities regarding the audit process, the Audit Committee: (1) reviewed and discussed the fiscal year 2000 audited financial statements with the management of the Company; (2) discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61; and (3) reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Consistent with its charter and the SEC guidance, the Audit Committee has delegated to the Chairman of the Committee the responsibility of reviewing the quarterly financial information prior to public dissemination. The Chairman fulfilled these responsibilities for the 2000 financial statements.

     Based upon the review and discussions referred to above, the Audit Committee recommended that the audited financial statements for the year ended December 31, 2000, be included in the Company's Annual Report on Form 10-K.

Audit Committee: James L. Koley (Chairman)
                    David H. Benson
                    Roderick J. Fleming
                    Gary L. Roubos
                    Michael B. Stubbs

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The independent certified public accounting firm of PricewaterhouseCoopers LLP is the independent public accountant selected in August 2000 to audit the annual accounts of Dover and its subsidiaries for 2000. This firm also audited the financial statements for 1998 and 1999. Representatives of PricewaterhouseCoopers LLP are not expected to be present at the Meeting.

A. AUDIT FEES

     The aggregate fees paid to PricewaterhouseCoopers LLP for auditing services during the year ended December 31, 2000, was $1,746,332.

B. FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the year ended December 31, 2000, PricewaterhouseCoopers LLP billed no fees for professional services rendered to the Company and its subsidiaries for financial information system design and implementation.

C. ALL OTHER FEES

     The aggregate fees paid to PricewaterhouseCoopers LLP for services rendered to the company and its subsidiaries during the year ended December 31, 2000, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", were $4,641,956.

                            STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              DOVER CORPORATION, S&P 500 INDEX & PEER GROUP INDEX

                           TOTAL STOCKHOLDER RETURNS
[STOCK PERFORMANCE GRAPH]

                                                       PEER GROUP                  DOVER CORP.                S&P 500 INDEX
                                                       ----------                  -----------                -------------
Dec-95                                                      100                         100                         100
Dec-96                                                   130.64                      138.78                      122.96
Dec-97                                                    158.1                      200.93                      163.98
Dec-98                                                   178.65                      206.09                      210.84
Dec-99                                                   204.22                      258.26                      255.22
Dec-00                                                    236.6                      233.38                      231.98

Data Source: Media General Financial Services

     This graph assumes $100 invested on December 31, 1995 in Dover Corporation common stock, the S&P 500 index and a peer group index. The peer index consists of the following public companies selected by the Company based on its assessment of businesses with similar industrial characteristics: Actuant Corp., Ametek Inc., Carlisle Cos. Inc., Cooper Industries Inc., Crane Co., Danaher Corp., Eaton Corp., Emerson Electric Co., Federal Signal Corp., Honeywell International, Inc., Hubbell Inc. CL B, Illinois Tool Works, Ingersoll-Rand Co., ITT Industries Inc., Minnesota Mining & Mfg., Parker-Hannifin Corp., Pentair Inc., Perkinelmer Inc., Tecumseh Products Co., TRW Inc., Tyco International Inc. and United Technologies Corp. Last year's peer group included Applied Power-CL A, which was acquired by Actuant Corp., and Harnischfeger Industries, Inc. which is no longer trading on the New York Stock Exchange. Actuant Corp. is included in this year's peer group since it is the new parent company of Applied Power-CL A.

     * Total return assumes reinvestment of dividends.

                                 MISCELLANEOUS

                                 OTHER MATTERS

     Management does not know of any other business to be taken up at the Meeting. If, however, any other business properly comes before the Meeting or any adjournments thereof, the persons named as proxies will vote the shares covered by a proxy in accordance with their best judgment on such matters.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and officers file reports of ownership and changes of ownership of the Company's common stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on copies of such reports provided to the Company, the Company believes that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 2000, except that Charles Goulding and Robert Tyre each filed one late Statement of Changes in Beneficial Ownership (Form 4) reporting, respectively, the sale and acquisition of shares.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     In order for stockholder proposals to be included in Dover's proxy statement for the 2002 Annual Meeting, they must be received by Dover at its principal executive offices, 280 Park Avenue, New York, NY 10017 by November 14, 2001. All other stockholder proposals, including nominations for directors, must be received by Dover not less than 60 days or more than 90 days prior to the Meeting, which is tentatively scheduled for April 30, 2002.

Dated: March 14, 2001

                                          By authority of the Board of
                                          Directors,

                                          ROBERT G. KUHBACH
                                          Secretary

                                                                      APPENDIX A

                                    CHARTER
                                     OF THE
                                AUDIT COMMITTEE
                                       OF
                               DOVER CORPORATION

     The Board of Directors of Dover Corporation (the "Company") has adopted and approved this Charter, setting forth the purpose, responsibilities, activities and membership requirements of its Audit Committee.

1. PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's maintenance of the Company's accounting policies and financial reporting practices. This oversight shall include management's preparation of financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's stockholders. Accordingly, the outside auditors are ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this Charter on an annual basis.

2. KEY RESPONSIBILITIES

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company's financial management, as well as the Company's outside auditors, have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     - The Committee shall review annually the scope and general extent of the independent auditors' engagement with management prior to the commencement of the annual audit. This process shall also include a recommendation to the Board of the independent audit firm to be engaged.

     - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report to Stockholders and Annual Report on Form 10-K and review and consider with the outside auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61.

     - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. This review will occur prior to the Company's filing of each Quarterly Report on Form 10-Q.

     - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

     - The Committee shall:

        - annually request from the outside auditors a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

        - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditors' objectivity and independence; and

        - recommend that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

        - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors.

        - The Committee shall review and approve any reports of the Committee to be included in any public filings, including the Company's proxy statement.

3. MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board. The Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange ("NYSE"), as may be amended from time to time, including standards of independence, financial literacy and, in the case of at least one member of the Committee, accounting or related financial management expertise.

[Approved by the Audit Committee and the Board of Directors: May 4, 2000.]

               PROXY                 PROXY

                                DOVER CORPORATION


    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 24, 2001.

      The undersigned hereby appoints Gary L. Roubos, Thomas L. Reece and Robert
G. Kuhbach, or any of them, as the undersigned's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Dover Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in Wilmington, Delaware, on April 24, 2001 at 10:00 A.M., local time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth on the reverse side hereof, revoking any proxy or proxies heretofore given. For participants in the Company's Retirement Savings Plan, this proxy will govern the voting of stock held for the account of the undersigned in the Plan.

IMPORTANT -- You now have the option of voting your shares by returning the enclosed proxy card or by using a toll-free telephone number. On the reverse side of this proxy card are instructions on how to vote by telephone. If you vote by telephone, your vote will be recorded as if you mailed in your proxy card. If you vote by returning this proxy card, you must sign and date this proxy on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE.

PROXY              DOVER CORPORATION                  PROXY

2001  ANNUAL MEETING
      1. Election of Directors--        For      Withhold        For All  (Except Nominee(s) written below)
                                        All        All
                                                                 ------------------------------------------

      Nominees: (01) D. H. Benson,

      (02) J-P. M. Ergas, (03) R. J. Fleming,

      (04) K. C. Graham, (05) J. L. Koley,

      (06) R. K. Lochridge, (07) T. L. Reece,

      (08) G. L. Roubos, and (09) M. B. Stubbs.


      2. To transact such other business as may           For          Against          Abstain

         properly come before the meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Please Sign Here and Return Promptly
                Signature (s)                                         Dated:           , 2001
                             ------------------------------------            -----------

                             ------------------------------------

     Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

                              FOLD AND DETACH HERE

Control Number
--------------

                                VOTE BY TELEPHONE
                 CALL* * TOLL FREE * * ON A TOUCH TONE TELEPHONE
                                 1-800-840-1208
                    THERE is NO CHARGE to you for this call.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You will be asked to enter a Control Number which is located in the box on the left side of this form.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals: Press
1.

         WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 -- THANK YOU FOR VOTING.

OPTION # 2: If you choose to vote for each proposal separately, press 0. You will hear these instructions:

         Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. '

                  To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

         Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

         WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 -- THANK YOU FOR VOTING.

                  IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY.